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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ________________________________________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                          DATE OF REPORT - MAY 31, 1996
                        (Date of earliest event reported)



                                 MHM SERVICES, INC.
                (Exact name of Registrant as specified in its charter)



            DELAWARE                   1-12238                  52-1223048
    (State of incorporation)   (Commission file number)     (IRS employer
                                                             identification
                                                             number)





              7601 LEWINSVILLE ROAD, SUITE 200, MCLEAN, VIRGINIA 22102
                 (Address of principal executive offices, zip code)


                              AREA CODE (703) 749-4600
                                 (Telephone number)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

(a) On May 31, 1996 the Registrant sold (the "Sale") certain assets, consisting principally of five of its freestanding behavioral healthcare facilities (the "Hospitals") to Behavioral Healthcare Corporation, a Delaware corporation ("BHC"), with its principal offices located in Nashville, Tennessee, pursuant to an Asset Purchase Agreement, dated as of January 24, 1996 and amended as of April 11, 1996, by and between the Registrant (formerly named Mental Health Management, Inc.) and BHC (the "Agreement").

       The Hospitals were sold for approximately $10,222,700 consisting of $8,864,500 in cash and $1,358,200 in assumed liabilities of the Hospitals. The sale price is subject to certain post-closing adjustments, pursuant to the terms of the Agreement. Such consideration was determined based on negotiations between the Registrant and BHC.

       The foregoing summary of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as EXHIBIT 2.1 and incorporated herein by reference.

       Michael S. Pinkert, President, Chief Executive Officer and a member of the board of directors of the Registrant, and Abraham S. Gosman, a member of the board of directors of the Registrant, each own approximately 2.5 % of WCAS Healthcare Partners, a private investment company, which is the owner of approximately 1% of the outstanding common stock of BHC (representing a value to Messrs. Pinkert and Gosman of approximately $6,500, as of December 31, 1995).

       The Registrant issued a press release announcing the completion of the Sale on June 3, 1996, a copy of which is attached hereto as EXHIBIT 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Not Applicable.

(b) It is impracticable to provide the required pro forma financial information at this time; such financial information will be filed as soon as they become available, but not later than sixty (60) days after the date this Current Report on Form 8-K is required to be filed.

(c)    Exhibits.

       2.1 Asset Purchase Agreement between Mental Health Management, Inc., MHM of Ohio, Inc. and Behavioral Healthcare Corporation, dated as of January 24, 1996, and an amendment thereto, dated as of April 11, 1996. (1)

       99.1 Press Release issued by the Registrant on June 3, 1996.


______________________

      (1) Incorporated by reference to the Registrant's Proxy Statement, dated May 1, 1996.

                                       2

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                                   SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  June 17, 1996                MHM Services, Inc.


                                     By:     /s/Vicki S. Hammond
                                        ------------------------------
                                          Vicki S. Hammond, Senior Vice
                                          President - Finance and Chief
                                          Financial Officer



                                       3


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                                  EXHIBIT 99.1

                           [MHM Services, Inc. Logo]
                               MHM SERVICES, INC.

CONTACT:  Michael S. Pinkert
          President and Chief Executive Officer
          (703) 749-4610


                                  MHM SERVICES
                       (FORMERLY MENTAL HEALTH MANAGEMENT)
                             COMPLETES SALE OF FIVE
                    FREESTANDING BEHAVIORAL HEALTH FACILITIES

     MCLEAN, VA., - MHM Services, Inc. (AMEX: MHM), completed the sale of five of the Company's freestanding behavioral health facilities on May 31, 1996, to Behavioral Healthcare Corporation of Nashville, Tennessee. The five facilities, located in California, Arizona, New Mexico and Ohio, were sold for approximately $10 million, in cash and assumed liabilities.

     Michael S. Pinkert, President and Chief Executive Officer of MHM, noted that, "The Company intends to use a significant portion of the proceeds from the sale of its freestanding facilities to expand its practice management activities. With the sale of our facilities nearly completed, we can now focus on building the Company into a national practice management leader for non-physician professionals serving extended care facilities."

     In the last year, MHM began its expansion in the field of practice management. The Company purchased a network of mental health outpatient clinics serving over 200 patients with 60 professionals in Boston, and a large psychological practice group serving assisted living centers in California. For the past two years, MHM has operated under a contract with the State of Georgia to provide mental health and mental retardation rehabilitation services to Medicaid-eligible nursing facility residents.

     MHM Services, based in McLean, Virginia provides sub-acute medical specialty and behavioral health services via practice management of non-physician medical specialties. The Company serves over 800 extended care facilities, nursing homes, assisted living centers, other adult community living institutions and schools in 12 states and is a leader in the privatization of programs of care to underserved populations and beneficiaries of public funds. Services provided include behavioral healthcare, podiatry, optometry and dentistry.

     This release includes forward-looking statements based on management's current plans and expectations. Such statements involve risks and uncertainties which may cause actual future activities and results of operations to be materially different from those suggested in this release, including risks associated with industry consolidation and acquisitions, the need to manage growth, the possible need to use the net cash proceeds


                                    99.1-1


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from the sale of freestanding facilities for the retirement of certain indebtedness and competition. For additional information, please refer to the Company's filings with the Securities and Exchange Commission.




                                    99.1-2